CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of NovaCopper Inc. on Form S-8 of our report dated February 12, 2013, relating to NovaCopper Inc.’s 2012 consolidated financial statements and the effectiveness of internal control over financial reporting as at November 30, 2012, included in NovaCopper Inc.’s Annual Report on Form 10-K for the year ended November 30, 2012.

/s/ PricewaterhouseCoopers LLP

Vancouver, British Columbia
May 30, 2013